UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

(888) 998-2468
(Registrant’s Telephone Number, Including Area Code)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Farmer Bros. Co., a Delaware corporation (the “Company”), previously reported that Isaac N. Johnston, Jr. resigned as Treasurer and Chief Financial Officer of the Company effective January 6, 2017 to pursue another opportunity. While the Company’s search for a permanent Treasurer and Chief Financial Officer is ongoing, on February 1, 2017, the Board of Directors of the Company appointed Rene E. Peth to perform the functions of interim principal financial and accounting officer, effective immediately. Ms. Peth, age 52, is currently the Company’s Vice President, Corporate Controller and has served in this role since December 2013, responsible for the Company’s financial statements, general ledger, managing all accounting functions, and communications with external auditors. She will continue to serve in this role while taking over the Company’s principal financial and accounting officer responsibilities on an interim basis.

Prior to joining the Company, Ms. Peth served as Chief Financial Officer of AKH Company, Inc., doing business as Discount Tire Centers, a tire retailer and wholesale distributor, where she was responsible for overseeing all financial operations, accounting and IT, including financial reporting for 41 retail locations and the wholesale division, cash management and banking, from April 2012 to December 2013. Prior to that, Ms. Peth served as Chief Financial Officer from 2003 to 2011 and Controller from 2000 to 2003, of Intercontinental Art, Inc., a manufacturer, importer and distributor of wall art décor. Ms. Peth’s responsibilities included oversight of all financial operations, accounting, customer service, IT, HR, legal, manufacturing and distribution, directing, among other things, strategic/operations planning, forecasting, budgeting, treasury, cash management and risk management. Ms. Peth’s other experience includes serving as Controller for Vista Paint Corporation, a manufacturer, distributor and retailer of architectural and industrial coatings, where she was responsible for all finance and accounting functions, and Accounting Supervisor and Senior Accountant of Pilkington PLC, an international manufacturer of plastic, glass and reinforced/composite products. Ms. Peth received her undergraduate degree in Accounting from the University of Wisconsin.

Effective February 1, 2017, the Company and Ms. Peth will enter into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless Ms. Peth against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of her status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.1 (to update the schedule of indemnitees) and incorporated herein by reference.

The selection of Ms. Peth to perform the functions of interim principal financial and accounting officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Peth and any director or executive officer of the Company, and there are no transactions between Ms. Peth and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

Dividend Omission

On February 1, 2017, the Board voted to omit the payment of a quarterly dividend in the upcoming fourth quarter of fiscal 2017.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013 (with updated schedule of indemnitees attached).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  February 6, 2017

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Michael H. Keown
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013 (with updated schedule of indemnitees attached).